UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________


                                  FORM 8-K/A

                                Amendment No. 2

                                CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: December 9, 1996
                 (Date of Earliest Event Reported): __________

                         NOTE BANKERS OF AMERICA, INC.
             (Exact name of Registrant as specified in its charter)

           Texas               0 - 12240             84-0882076
      (state or other      (Commission File       (I.R.S. Employer
      jurisdiction of           Number)          identification No.)
      incorporation)


                        770 S. Post Oak Lane, Suite 690
                             Houston, Texas 77056

              (Address of Principal Executive Offices)(Zip Code)


                                (713) 840-0230

            (Registrant's  telephone number, including area  code)


                         GENERAL GENETICS CORPORATION

        (Former name or former address, if changed since last report.)

NOTE:      This Form 8-K/A Amendment NO. 2 amends the Form 8-K/A Amendment No.
1 dated November 4, 1996 previously filed on behalf of Registrant, and amends and restates Item 4. in its entirety as follows:


ITEM  4.          Changes  in  registrant's  Certifying  Accountant.

(a)On September 11, 1996, the Board of Directors of the Registrant engaged the accounting firm of Hein + Associates LLP as independent accountants for Registrant for the fiscal year ending June 30, 1996. Paul Rosenberg, C.P.A., Registrant's former accountant, was dismissed at the same meeting.

(b)During the two fiscal years ended June 30, 1995 and 1994 and interim periods, and through the date of dismissal, there have been no disagreements with Paul Rosenberg, C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

(c)Paul Rosenberg's report on the financial statements for the two fiscal years ended June 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d)The Registrant has requested that Paul Rosenberg, C.P.A., furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this revised Item 4 and if not, stating the respects in which he does not agree. The Registrant delivered a copy of this Form 8-K/A Amendment No. 2 report to Paul Rosenberg, C.P.A. via facsimile and via U.S. mail, first class postage, certified, return receipt requested, on December 4, 1996. The Registrant will file by amendment, as an exhibit to this Form 8-K/A Amendment No. 2 report, a copy of such letter when received.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NOTE  BANKERS  OF  AMERICA,  INC.



Dated:  December  9,  1996    BY: /S/  E.  Donald  DeYoung
                                  E. DONALD DEYOUNG, President